EXHIBIT 23.4
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            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
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We hereby consent to the use of and reference to our name and our reports, and the inclusion of information derived from our reports, evaluating a portion of EnCana Corporation's petroleum and natural gas reserves as at December 31, 2002, in the Registration Statement on Form F-9 of EnCana Corporation (File No. 333-98087).


                                   NETHERLAND, SEWELL & ASSOCIATES, INC.

                                   By:  /s/ Frederic D. Sewell
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                                        Frederic D. Sewell
                                        Chairman and Chief Executive Officer


Dallas, Texas
September 23, 2003